Exhibit 5.1

December 22, 2023

PreTam Holdings Inc.

1250, 639 – 5th Ave. SW

Calgary, Alberta, Canada T2P 0M9

Dear Sirs / Mesdames:

RE:	PreTam Holdings Inc. (the “Corporation”) – Registration Statement on Form F-1

We have acted as Canadian counsel to PreTam Holdings Inc., a corporation organized under the laws of the Province of Alberta, Canada (the "Corporation"), in connection with the Corporation’s filing of a Registration Statement on Form F-1 (File No. 333-273486) (the "Registration Statement") filed by the Corporation under the U.S. Securities Act of 1933 (the "Securities Act") with the Securities and Exchange Commission (the "Commission") relating to the initial public offering of the following securities (the “Securities”): (i) up to 800,000 units (“Units”), each Unit consisting of (a) one share of Class A Common Stock, no par value (the “Common Stock”), and (b) one warrant (collectively, the “Warrants” and each, a ”Warrant”) to purchase one share of Common Stock at an exercise price equal to the public offering price per Unit; (ii) 120,000 shares of Common Stock and/or Warrants pursuant to the over-allotment option of the underwriter as described in the Registration Statement; (iii) shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”); (iv) warrants to purchase a number of shares of Common Stock equal to 7.0% of the number of Shares sold in the offering, at an exercise price equal to 110% of the public offering price per Unit, to be issued to the representative of the underwriters (the “Representative’s Warrants”); and (v) shares of Common Stock issuable upon exercise of the Representative’s Warrants (the “Representative’s Warrant Shares”). The offering and sale of the Securities contemplated by this Agreement is referred to herein as the “Offering” pursuant to an underwriting agreement to be entered into on or prior to the closing date of the Offering (the "Underwriting Agreement") between the Corporation and Maxim Group, LLC, as representative (the “Representative”), and the other several underwriters to be named therein.

In addition, we understand that Securities Transfer Corporation (the “Warrant Agent”) will serve as the warrant agent for the Warrants pursuant to a warrant agency agreement with the Corporation, substantially in the form filed as an exhibit to the Registration Statement (the “Warrant Agency Agreement”).

A.	Documents Reviewed and Relied Upon

As Canadian counsel to the Corporation, we have participated in the preparation of and examined original executed or electronically delivered copies, which have been certified or otherwise identified to our satisfaction, of:

1.	the Registration Statement;

2.	resolutions of an officer of the Corporation approving Offering and authorizing and approving the issuance of the Securities (the "Authorizing Resolutions"); and

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3.	each of the Underwriting Agreement, Units, Warrants, Warrant Agency Agreement, and Representative’s Warrants (the “Transaction Documents”).

We have also made such investigations and examined originals or copies, certified or otherwise identified to our satisfaction, of such certificates of public officials and of such other certificates, documents and records as we considered necessary or relevant for purposes of the opinions expressed below, including:

1.	a certificate of status (the "Certificate of Status") issued by the Corporate Registry of the Province of Alberta in respect of the Corporation; and

2.	a certificate of certain officers of the Corporation dated the date hereof, as to certain factual matters and certifying the constating documents of the Corporation and resolutions of the board of directors of the Corporation passed in connection with the Offering (the "Officer's Certificate").

As to various questions of fact material to the opinions provided herein, we have relied upon the Officer’s Certificate:

B.	Laws Addressed

We are qualified to practice law in the Province of Alberta and our opinion herein is restricted to the laws of the Province of Alberta and the federal laws of Canada applicable therein (the "Applicable Laws").

C.	Assumptions

For the purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

1.	with respect to all documents examined by us, the genuineness of all signatures, the authenticity, completeness and accuracy of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, conformed, telecopied, PDF or photocopied copies of originals and the legal capacity of individuals signing any documents;

2.	the completeness, accuracy and currency of the indices and filing systems maintained at the public offices where we have searched or made relevant inquiries and of other documents and certificates supplied by public officials;

3.	the Officer’s Certificate continues to be accurate on the date hereof;

4.	the minute books and corporate records of the Corporation made available to us are the original minute books and records of the Corporation and contain all of the articles and constating documents of the Corporation and any amendments thereto and all of the respective minutes, or copies thereof, of all proceedings of the shareholders and directors;

5.	at the time of offer, issuance and sale of any Securities, the Registration Statement will have been declared effective under the Securities Act, and no stop order suspending its effectiveness will have been issued and remain in effect;

6.	the Transaction Documents will be duly and delivered by all parties thereto;

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7.	the Representative has the power, corporate or otherwise, to enter into and perform its obligations under the Underwriting Agreement and that the Underwriting Agreement will be a valid and binding obligation of the Representative;

8.	the Warrant Agent has the power, corporate or otherwise, to enter into and perform its obligations under the Warrant Agency Agreement, and that the Warrant Agency Agreement will be a valid and binding obligation of the Warrant Agent;

9.	there will not have occurred, prior to the date of the issuance of the Warrant Shares and Representative’s Warrant Shares: (a) any change in law affecting the validity or enforceability of the Warrants or (b) any amendments to the Transaction Documents;

10.	at the time of the issuance and sale of the Securities: (a) the Corporation is validly existing and in good standing under the laws of the Province of Alberta, (b) the Corporation has not amended its certificate of incorporation or bylaws, (c) the board of directors of the Corporation and any committee thereof has not taken any action to amend, rescind or otherwise reduce its prior authorization of the issuance of the Securities and with respect thereto, fulfill all of the requirements of the Securities Act, throughout all periods relevant to the opinion;

11.	the Securities will be offered in a manner and on the terms identified or referred to in the Registration Statement, including all amendments thereto; and

12.	all offers and sales of the Securities will be made in compliance with the securities laws of the states or countries having jurisdiction thereof.

D.	Reliance

For the purposes of expressing the opinions set forth herein, in connection with certain factual matters pertaining to this opinion, we have relied exclusively and without independent investigation upon the Officer’s Certificate.

In giving the opinion expressed in paragraph 1 below as it pertains to the Corporation being an existing corporation under the laws of the Province of Alberta, we have relied solely on the Certificate of Status, which we have assumed continues to be accurate as of the date hereof.

In giving the opinion expressed in paragraph 7 below as it pertains to statements concerning Canadian federal income tax matters set forth in the Registration Statement, we have relied solely on the opinion of Dentons Canada LLP.

E.	Opinions

Based upon and relying on the foregoing and the qualifications hereinafter expressed, we are of the opinion that:

2.       The shares of Common Stock have been duly authorized for issuance and, when issued and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable;

3.       the Warrants have been duly authorized for issuance and, when issued, sold and delivered by the Corporation in accordance with the manner described in the Registration Statement, the Underwriting Agreement and the Warrant Agency Agreement and upon due action by the board of directors, will be validly issued;

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4.       the Warrant Shares have been duly authorized for issuance and, when issued and delivered by the Corporation upon valid exercise of the Warrants and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement, the Warrants and Warrant Agency Agreement, will be validly issued, fully paid and non-assessable;

5.       the Representative’s Warrants have been duly authorized for issuance and, when issued, sold and delivered by the Corporation in accordance with and in the manner described in the Registration Statement and the Underwriting Agreement, will be validly issued; and

6.       the Representative’s Warrant Shares have been duly authorized for issuance and, when issued and delivered by the Corporation upon valid exercise of the Representative’s Warrant and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement and the Representative’s Warrant, will be validly issued, fully paid and non-assessable; and

7.       The statements concerning Canadian Federal income tax matters set forth in the Registration Statement under the subheading "Material Canadian Federal Income Tax Considerations" under the heading “Taxation” insofar as they purport to describe the provisions of the laws referred to therein are an accurate summary of the matters described therein subject to the qualifications, assumptions, exceptions and limitations stated or referred to therein.

F.	Qualifications

Whenever our opinion refers to securities of the Corporation, whether issued or to be issued, as being "fully-paid and non-assessable", such phrase means that the holders of such securities will not, after the issuance to them of such securities, be liable to pay further amounts to the Corporation in respect of the issue price payable for such securities, and no opinion is expressed as to the adequacy of any consideration received by the Corporation therefor.

For greater certainty, a specific assumption, limitation or qualification in this opinion is not to be interpreted to restrict the generality of any other assumption, limitation or qualification expressed in general terms in this opinion that includes the subject matter of the specific assumption, limitation or qualification.

We hereby consent to the reference to us under the heading "Legal Matters" and under the subheading "Material Canadian Federal Income Tax Considerations" under the heading “Taxation” in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 or Section 11 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

The opinions are given as at the date hereof and as of the effective date of the Registration Statement, and we disclaim any obligation or undertaking to advise any person of any change in law or fact that may come to our attention after the effective date of the Registration Statement. Our opinions do not take into account any proposed rules, policies or legislative changes that may come into force following the date hereof.

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This opinion is given solely for the benefit of the addressees hereof and may not be relied upon or distributed in whole or in part to any other person or for any other purpose without our express written consent. This opinion is given as of the date hereof and we disclaim any obligation or undertaking to advise any person of any change in law or fact which may come to our attention after the date hereof.

Yours truly,

/s/TINGLEMERRETT LLP

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